May 2017 Pricing Supplement No. U2101 Registration Statement Nos. 333-202913 and 333-180300-03 Dated May 31, 2017 Filed pursuant to Rule 424(b)(2)

Callable Contingent Income Securities due June 5, 2019
All Payments on the Securities Subject to the Coupon Barrier and Knock-In Features

Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index

Principal at Risk Securities

Unlike ordinary debt securities, the Callable Contingent Income Securities due June 5, 2019 linked to the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index (each, an “Underlying”), which we refer to as the securities, do not provide for the regular payment of interest or guarantee the return of any principal at maturity. Instead, the securities offer the opportunity for investors to earn a Contingent Coupon but only if the closing level of each Underlying on every trading day during the applicable quarterly Observation Period is greater than or equal to 75% of its respective Initial Level, which we refer to as its Coupon Barrier Level. If the closing level of any Underlying is less than its respective Coupon Barrier Level on any trading day during an Observation Period, you will not receive any Contingent Coupon for that quarterly period. As a result, investors must be willing to accept the risk of not receiving any Contingent Coupons during the entire term of the securities. In addition, beginning on September 6, 2017, we will have the right to redeem the securities at our discretion on any quarterly Early Redemption Date for an Early Redemption Payment equal to the sum of the Principal Amount plus the Contingent Coupon, if any, otherwise due with respect to the related Observation Period. An Early Redemption of the securities will be at our discretion and will not automatically occur based on the performance of any Underlying. At maturity, if the securities have not previously been redeemed and the Final Level of the Worst Performing Underlying is greater than or equal to 65% of its Initial Level, which we refer to as its Knock-In Level, investors will receive the Principal Amount, and, if the closing level of each Underlying on every trading day during the Observation Period ending on the Valuation Date is greater than or equal to its respective Coupon Barrier Level, the Contingent Coupon with respect to that Observation Period. However, if the Final Level of the Worst Performing Underlying is less than its Knock-In Level, investors will be fully exposed to the decline in the level of the Worst Performing Underlying over the term of the securities, and the Redemption Amount will be less than 65% of the Principal Amount of the securities and could be zero. Accordingly, investors may lose up to their entire initial investment in the securities. Because payments on the securities are based on the performance of each Underlying, a decline beyond the respective Coupon Barrier Level and/or respective Knock-In Level, as applicable, of any Underlying will result in few or no Contingent Coupons and/or a significant loss of your investment, as applicable, even if any other Underlying has appreciated or has not declined as much. Investors will not participate in any appreciation of any Underlying. These securities are for investors who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of losing their principal and the risk of receiving no Contingent Coupon when any Underlying on any trading day during the related Observation Period closes below its respective Coupon Barrier Level, and the risk of an Early Redemption of the securities at our discretion.

All payments on the securities, including the repayment of principal, are subject to the credit risk of Credit Suisse.

KEY TERMS
Issuer:	Credit Suisse AG (“Credit Suisse”), acting through its London branch
Underlyings:	The Underlyings set forth in the table below. For more information on the Underlyings, see “The Reference Indices—The S&P Dow Jones Indices—The S&P 500® Index”, “The Reference Indices—The Russell 2000® Index” and “The Reference Indices—The STOXX Indices—The EURO STOXX 50® Index” in the accompanying underlying supplement. Each Underlying is identified in the table below, together with its Bloomberg ticker symbol, Initial Level, Knock-In Level and Coupon Barrier Level:
	Underlying	Ticker	Initial Level	Knock-In Level	Coupon Barrier Level
	S&P 500® Index	SPX <Index>	2411.80	1567.67	1808.85
	Russell 2000® Index	RTY <Index>	1370.208	890.635	1027.656
	EURO STOXX 50® Index	SX5E <Index>	3554.59	2310.48	2665.94
Aggregate Principal Amount:	$11,490,000
Principal Amount:	$1,000 per security
Price to Public:	$1,000 per security (see “Commissions and Price to Public” below)
Trade Date:	May 31, 2017
Settlement Date:	June 5, 2017 (3 business days after the Trade Date). Delivery of the securities in book-entry form only will be made through The Depository Trust Company.
Valuation Date:	May 31, 2019, subject to postponement as set forth in the accompanying product supplement under “Description of the Securities—Postponement of calculation dates.”
Maturity Date:	June 5, 2019, subject to postponement as set forth in the accompanying product supplement under “Description of the Securities—Postponement of calculation dates.”
Redemption Amount:	If the securities have not previously been redeemed, on the Maturity Date investors will receive a Redemption Amount determined as follows:
	• If the Final Level of the Worst Performing Underlying is greater than or equal to its Knock-In Level:		the Principal Amount, and, if the closing level of each Underlying on every trading day during the Observation Period ending on the Valuation Date is greater than or equal to its respective Coupon Barrier Level, the Contingent Coupon with respect to that Observation Period.
	• If the Final Level of the Worst Performing Underlying is less than its Knock-In Level:		(i) the Principal Amount multiplied by (ii) the Underlying Return of the Worst Performing Underlying.
Key Terms continued on the following page

Investing in the securities involves a number of risks. See “Selected Risk Considerations” beginning on page 11 of this pricing supplement and “Risk Factors” beginning on page PS-3 of the accompanying product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying underlying supplement, the product supplement, the prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.

Commissions and Price to Public	Price to Public	Underwriting Discounts and Commissions	Proceeds to Issuer
Per security	$1,000.00	$15.00(1)
		$5.00(2)	$980.00
Total	$11,490,000.00	$229,800.00	$11,260,200.00

(1) We or one of our affiliates will pay to Morgan Stanley Smith Barney LLC (“MSSB”) discounts and commissions of $20.00 per $1,000 principal amount of securities, of which $5.00 per $1,000 principal amount of securities will be paid as a structuring fee. For more detailed information, please see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

(2) Reflects a structuring fee payable to MSSB by Credit Suisse Securities (USA) LLC (“CSSU”) or one of its affiliates of $5.00 for each security.

The agent for this offering, CSSU, is our affiliate. For more information, see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

Credit Suisse currently estimates the value of each $1,000 principal amount of the securities on the Trade Date is $974.30 (as determined by reference to our pricing models and the rate we are currently paying to borrow funds through issuance of the securities (our “internal funding rate”)). See “Selected Risk Considerations” in this pricing supplement.

The securities are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

Callable Contingent Income Securities due June 5, 2019
All Payments on the Securities Subject to the Coupon Barrier and Knock-In Features

Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index
Principal at Risk Securities

Key Terms continued from previous page:
Distributor:	MSSB. See “Supplemental Plan of Distribution.”
Calculation Agent:	Credit Suisse International
Contingent Coupons:

• Subject to Early Redemption, if, on every trading day during an Observation Period, the closing level of each Underlying is greater than or equal to its respective Coupon Barrier Level, we will pay a Contingent Coupon at an annual rate of 8.30% (corresponding to $20.75 per quarter per security) on the related Contingent Coupon Payment Date.

• If, on any trading day during an Observation Period, the closing level of any Underlying is less than its respective Coupon Barrier Level, no Contingent Coupon will be paid with respect to that Observation Period.

Early Redemption:	Beginning on September 6, 2017, we will have the right to redeem the securities, at our discretion, in whole but not in part, on any quarterly Early Redemption Date prior to the Maturity Date for the Early Redemption Payment. If we decide to redeem the securities, we will give you notice at least three business days before the Early Redemption Date specified in the notice. No further payments will be made on the securities once they have been redeemed.
Early Redemption Payment:	The Early Redemption Payment will be an amount equal to (i) the Principal Amount plus (ii) the Contingent Coupon, if any, otherwise due with respect to the related Observation Period.
Early Redemption Dates:	Each Contingent Coupon Payment Date beginning on September 6, 2017 and prior to the Maturity Date, subject to postponement as set forth in the accompanying product supplement under “Description of the Securities—Postponement of calculation dates.”
Coupon Barrier Level:	For each Underlying, approximately 75% of the Initial Level of such Underlying, as set forth in the table above.
Knock-In Level:	For each Underlying, approximately 65% of the Initial Level of such Underlying, as set forth in the table above.
Initial Level:	For each Underlying, the closing level of such Underlying on the Trade Date, as set forth in the table above.
Final Level:	For each Underlying, the closing level of such Underlying on the Valuation Date
Observation Periods:	Each Observation Period will be from but excluding an Observation Date to and including the next following Observation Date, provided that the first Observation Period will be from but excluding the Trade Date to and including the first Observation Date.
Observation Dates:	August 31, 2017, November 30, 2017, February 28, 2018, May 31, 2018, August 31, 2018, November 30, 2018, February 28, 2019 and the Valuation Date, subject to postponement as set forth in the accompanying product supplement under “Description of the Securities—Postponement of calculation dates.” We also refer to the Observation Date immediately prior to the Maturity Date as the Valuation Date.
Contingent Coupon Payment Dates:	September 6, 2017, December 5, 2017, March 5, 2018, June 5, 2018, September 6, 2018, December 5, 2018, March 5, 2019 and the Maturity Date, subject to postponement as set forth in the accompanying product supplement under “Description of the Securities—Postponement of calculation dates.” If any Contingent Coupon Payment Date is not a business day, the Contingent Coupon will be payable on the first following business day. The amount of any Contingent Coupon will not be adjusted in respect of any postponement of a Contingent Coupon Payment Date and no interest or other payment will be payable on the securities because of any such postponement of a Contingent Coupon Payment Date. No Contingent Coupons will be payable following an Early Redemption. Contingent coupons, if any, will be payable on the applicable Contingent Coupon Payment Date to the holder of record at the close of business on the business day immediately preceding the applicable Contingent Coupon Payment Date, provided that the Contingent Coupon payable on the Early Redemption Date or Maturity Date, as applicable, will be payable to the person to whom the Early Redemption Payment is payable.
Underlying Return:	With respect to each Underlying, the Final Level of such Underlying divided by its Initial Level
Worst Performing Underlying:	The Underlying with the lowest Underlying Return
CUSIP / ISIN:	22550B5Z2 / US22550B5Z27
Listing:	The securities will not be listed on any securities exchange.

Callable Contingent Income Securities due June 5, 2019
All Payments on the Securities Subject to the Coupon Barrier and Knock-In Features

Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index
Principal at Risk Securities

You should read this pricing supplement together with the underlying supplement dated December 2, 2016, the product supplement dated May 4, 2015, the prospectus supplement dated May 4, 2015 and the prospectus dated May 4, 2015, relating to our Medium-Term Notes of which these securities are a part. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Underlying supplement dated December 2, 2016:

http://www.sec.gov/Archives/edgar/data/1053092/000095010316018406/dp70262_424b2-underlying.htm

•	Product supplement No. I dated May 4, 2015:

http://www.sec.gov/Archives/edgar/data/1053092/000095010315003534/dp55815_424b2-psno1.htm

•	Prospectus supplement and Prospectus dated May 4, 2015:

http://www.sec.gov/Archives/edgar/data/1053092/000104746915004333/a2224570z424b2.htm

In the event the terms of the securities described in this pricing supplement differ from, or are inconsistent with, the terms described in the underlying supplement, product supplement, prospectus supplement or prospectus, the terms described in this pricing supplement will control.

Our Central Index Key, or CIK, on the SEC website is 1053092. As used in this pricing supplement, “we,” “us,” or “our” refers to Credit Suisse.

This pricing supplement, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. We may, without the consent of the registered holder of the securities and the owner of any beneficial interest in the securities, amend the securities to conform to its terms as set forth in this pricing supplement and the documents listed above, and the trustee is authorized to enter into any such amendment without any such consent. You should carefully consider, among other things, the matters set forth in “Selected Risk Considerations” in this pricing supplement and “Risk Factors” in the accompanying product supplement, “Foreign Currency Risks” in the accompanying prospectus, and any risk factors we describe in the combined Annual Report on Form 20-F of Credit Suisse Group AG and us incorporated by reference therein, and any additional risk factors we describe in future filings we make with the SEC under the Securities Exchange Act of 1934, as amended, as the securities involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisors before deciding to invest in the securities.

May 2017	Page 3

Callable Contingent Income Securities due June 5, 2019
All Payments on the Securities Subject to the Coupon Barrier and Knock-In Features

Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index
Principal at Risk Securities

Investment Summary

Callable Contingent Income Securities

Principal at Risk Securities

The Callable Contingent Income Securities due June 5, 2019 linked to the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index, which we refer to as the securities, provide an opportunity for investors to earn a Contingent Coupon at an annual rate of 8.30% (corresponding to $20.75 per quarter per security) but only if the closing level of each Underlying on every trading day during the applicable quarterly Observation Period is greater than or equal to 75% of its respective Initial Level, which we refer to as its Coupon Barrier Level. It is possible that the closing levels of one or more Underlyings could remain below their respective Coupon Barrier Levels for extended periods of time or even throughout the entire term of the securities so that you may receive few or no Contingent Coupons during the entire term of the securities. In addition, beginning on September 6, 2017, we will have the right to redeem the securities at our discretion on any quarterly Early Redemption Date prior to the Maturity Date for an Early Redemption Payment equal to the sum of the Principal Amount plus the Contingent Coupon, if any, otherwise due with respect to the related Observation Period.

If the securities have not been previously redeemed and the Final Level of the Worst Performing Underlying is greater than or equal to 65% of its Initial Level, which we refer to as its Knock-In Level, the Redemption Amount will be the Principal Amount and, if the closing level of each Underlying on every trading day during the Observation Period ending on the Valuation Date is also greater than or equal to its Coupon Barrier Level, the Contingent Coupon with respect to that Observation Period. However, if the Final Level of the Worst Performing Underlying is less than its Knock-In Level, investors will be fully exposed to the decline in the Worst Performing Underlying over the term of the securities and will receive an amount of cash that is significantly less than the Principal Amount, in proportion to the decline in the Worst Performing Underlying from its Initial Level to its Final Level. In this scenario, the value of any such payment will be less than 65% of the Principal Amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing their entire principal and also the risk of not receiving any Contingent Coupons. In addition, investors will not participate in any appreciation of any Underlying.

Maturity:	Approximately two years, unless redeemed earlier at our discretion
Redemption Amount:

If the securities have not previously been redeemed, investors will receive on the Maturity Date a Redemption Amount determined as follows:

If the Final Level of the Worst Performing Underlying is greater than or equal to its Knock-In Level, investors will receive the Principal Amount and, if the closing level of each Underlying on every trading day during the Observation Period ending on the Valuation Date is also greater than or equal to its Coupon Barrier Level, the Contingent Coupon with respect to that Observation Period.

If the Final Level of the Worst Performing Underlying is less than its Knock-In Level, investors will receive a Redemption Amount that is less than 65% of the Principal Amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

Contingent Coupons:

A Contingent Coupon at an annual rate of 8.30% (corresponding to $20.75 per quarter per security) will be paid on the securities on each Contingent Coupon Payment Date but only if the closing level of each Underlying on every trading day during the applicable quarterly Observation Period is at or above its respective Coupon Barrier Level.

If, on any trading day during an Observation Period, the closing level of any Underlying is less than its respective Coupon Barrier Level, we will pay no coupon for the applicable quarterly period.

Early Redemption:

Beginning on September 6, 2017, we will have the right to redeem the securities on any quarterly Early Redemption Date prior to the Maturity Date for an Early Redemption Payment equal to the Principal Amount plus the Contingent Coupon, if any, otherwise due with respect to the related Observation Period. Any Early Redemption of the securities will be at our discretion and will not automatically occur based on the performance of any Underlying. It is more likely that we will redeem the securities when it would otherwise be advantageous for you to continue to hold the

May 2017	Page 4

Callable Contingent Income Securities due June 5, 2019
All Payments on the Securities Subject to the Coupon Barrier and Knock-In Features

Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index
Principal at Risk Securities

securities. As such, we will be more likely to redeem the securities when the closing level of each Underlying is at or above its respective Coupon Barrier Level, which could result in an amount of interest payable on the securities that is greater than instruments of a comparable maturity and credit rating trading in the market. In other words, we will be more likely to redeem the securities at a time when the securities are paying an above-market coupon. If the securities are redeemed prior to maturity, you will receive no more Contingent Coupon payments, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

On the other hand, we will be less likely to exercise our redemption right when the closing level of any Underlying is below its respective Coupon Barrier Level and/or when the Final Level of the Worst Performing Underlying is expected to be below its Knock-In Level, such that you will receive no Contingent Coupons and/or that you will suffer a significant loss on your initial investment in the securities at maturity. Therefore, if we do not exercise our redemption right, it is more likely that you will receive few or no Contingent Coupons and suffer a significant loss at maturity.

May 2017	Page 5

Callable Contingent Income Securities due June 5, 2019
All Payments on the Securities Subject to the Coupon Barrier and Knock-In Features

Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index
Principal at Risk Securities

Key Investment Rationale

The securities do not guarantee any repayment of principal at maturity and offer investors an opportunity to earn a Contingent Coupon of 8.30% per annum of the Principal Amount but only if the closing level of each Underlying, on every trading day during the applicable quarterly Observation Period, is greater than or equal to 75% of its Initial Level, which we refer to as its Coupon Barrier Level. The securities have been designed for investors who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of (i) losing their principal, (ii) receiving no Contingent Coupon when any Underlying closes below its respective Coupon Barrier Level on any trading day during the related Observation Period and (iii) an Early Redemption of the securities at our discretion. The following scenarios are for illustrative purposes only to demonstrate how the coupon and the Redemption Amount (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed by us at our discretion, the Contingent Coupon may be payable in none of, or some but not all of, the quarterly periods during the two year term of the securities and the Redemption Amount may be less than 65% of the Principal Amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity.	This scenario assumes that we redeem the securities at our discretion prior to the Maturity Date on one of the quarterly Early Redemption Dates, starting on September 6, 2017, approximately three months after the Settlement Date, for the Early Redemption Payment equal to the Principal Amount plus the Contingent Coupon, if any, otherwise due with respect to the relevant Observation Period. Prior to the Early Redemption, each Underlying may close at or above its respective Coupon Barrier Level on every trading day during some or all of the quarterly Observation Periods. In this scenario, investors receive the Contingent Coupon with respect to each Observation Period during which each Underlying closes at or above its respective Coupon Barrier Level on every trading day during such Observation Period, but not for the quarterly periods for which any Underlying closes below its respective Coupon Barrier Level on any trading day during such Observation Period. No further payments will be made on the securities once they have been redeemed.
Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity.	This scenario assumes that we do not exercise our redemption right on any of the quarterly Early Redemption Dates, and, as a result, investors hold the securities to maturity. During the term of the securities, each Underlying may close at or above its respective Coupon Barrier Level on every trading day during some but not all of the quarterly Observation Periods. Consequently, investors receive the Contingent Coupon with respect to each Observation Period during which each Underlying closes at or above its respective Coupon Barrier Level on every trading day during such Observation Period, but not for the quarterly periods for which any Underlying closes below its respective Coupon Barrier Level on any trading day during such Observation Period. On the Valuation Date, the Worst Performing Underlying closes at or above its Knock-In Level. Therefore, at maturity, investors will receive the Principal Amount and, if the closing level of each Underlying on every trading day during the Observation Period ending on the Valuation Date is greater than or equal to its respective Coupon Barrier Level, the Contingent Coupon with respect to that Observation Period.
Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity.	This scenario assumes that we do not exercise our redemption right on any of the quarterly Early Redemption Dates and, as a result, investors hold the securities to maturity. During the term of the securities, one or more Underlyings close below their respective Coupon Barrier Levels on at least one day during all or nearly all of the quarterly Observation Periods. In this scenario, investors do not receive any Contingent Coupons, or receive Contingent Coupons for only a limited number of Contingent Coupon Payment Dates. On the Valuation Date, the Worst Performing Underlying closes below its Knock-In Level. Therefore, investors receive an amount equal to the Principal Amount multiplied by the Underlying Return of the Worst Performing Underlying at maturity. Under these circumstances, the Redemption Amount will be less than 65% of the Principal Amount and could be zero. No coupon will be paid at maturity in this scenario.

May 2017	Page 6

Callable Contingent Income Securities due June 5, 2019
All Payments on the Securities Subject to the Coupon Barrier and Knock-In Features

Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index
Principal at Risk Securities

S&P 500® Index Summary

The S&P 500® Index, which is calculated, maintained and published by S&P Dow Jones Indices LLC (“S&P”), consists of stocks of 500 component companies selected to provide a performance benchmark for the U.S. equity markets. The calculation of the S&P 500® Index is based on the relative value of the float-adjusted aggregate market capitalization of the 500 component companies as of a particular time as compared to the aggregate average market capitalization of 500 similar companies during the base period of the years 1941 through 1943. S&P has announced that, effective with the September 2015 rebalance, consolidated share class lines are no longer included in the S&P 500® Index. Each share class line is subject to public float and liquidity criteria individually, but the company’s total market capitalization is used to evaluate each share class line for purposes of determining index membership eligibility. This may result in one listed share class line of a company being included in the S&P 500® Index while a second listed share class line of the same company is excluded.

Information as of market close on May 31, 2017:

Bloomberg Ticker Symbol:	SPX
Current Closing Level:	2,411.80
52 Weeks Ago (on 6/1/2016):	2,099.33
52 Week High (on 5/26/2017):	2,415.82
52 Week Low (on 6/27/2016):	2,000.54

For additional information about the S&P 500® Index, see “S&P 500® Index” in the accompanying underlying supplement. Furthermore, for additional historical information, see “S&P 500® Index Historical Performance” below.

Russell 2000® Index Summary

The Russell 2000® Index, which is calculated, maintained and published by Russell Investments (“Russell”), is designed to track the performance of the small capitalization segment of the U.S. equity market. As a subset of the Russell 3000® Index (the “Russell 3000”), the Russell 2000® Index consists of approximately 2,000 of the smallest companies (based on a combination of their market capitalization and current index membership) included in the Russell 3000.

Information as of market close on May 31, 2017:

Bloomberg Ticker Symbol:	RTY
Current Closing Level:	1,370.208
52 Weeks Ago (on 6/1/2016):	1,163.041
52 Week High (on 4/26/2017):	1,419.431
52 Week Low (on 6/27/2016):	1,089.646

For additional information about the Russell 2000® Index, see “Russell 2000® Index” in the accompanying underlying supplement. Furthermore, for additional historical information, see “Russell 2000® Index Historical Performance” below.

EURO STOXX 50® Index Summary

The EURO STOXX 50® Index, which is calculated, maintained and published by STOXX Limited, a company owned by Deutsche Börse AG and SIX Group AG, provides a blue-chip representation of supersector leaders in the Eurozone. The EURO STOXX 50® Index represents supersector leaders in the Eurozone in terms of free-float market capitalization and covers 50 stocks from 11 Eurozone countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. Publication of the EURO STOXX 50® Index was introduced on February 26, 1998, with a base value of 1,000 as of December 31, 1991.

May 2017	Page 7

Callable Contingent Income Securities due June 5, 2019
All Payments on the Securities Subject to the Coupon Barrier and Knock-In Features

Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index
Principal at Risk Securities

Information as of market close on May 31, 2017:

Bloomberg Ticker Symbol:	SX5E
Current Closing Level:	3,554.59
52 Weeks Ago (on 6/1/2016):	3,038.77
52 Week High (on 5/5/2017):	3,658.79
52 Week Low (on 6/27/2016):	2,697.44

For additional information about the EURO STOXX 50® Index, see “EURO STOXX 50® Index” in the accompanying underlying supplement. Furthermore, for additional historical information, see “EURO STOXX 50® Index Historical Performance” below.

May 2017	Page 8

Callable Contingent Income Securities due June 5, 2019
All Payments on the Securities Subject to the Coupon Barrier and Knock-In Features

Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether you receive a Contingent Coupon will be determined during each quarterly Observation Period and the Redemption Amount will be determined by reference to the closing level of the Worst Performing Underlying on the Valuation Date. Any Early Redemption of the securities will be at our discretion. The actual Initial Level, Coupon Barrier Level and Knock-In Level for each Underlying are set forth in “Key Terms” herein. All payments on the securities are subject to the credit risk of Credit Suisse. The numbers in the hypothetical examples may be rounded for ease of analysis. The below examples are based on the following terms:

Hypothetical Initial Level of the Underlyings:	With respect to each Underlying, 2,400
Hypothetical Coupon Barrier Level of the Underlyings:	With respect to each Underlying, 1,800, which is 75% of the hypothetical Initial Level
Hypothetical Knock-In Level of the Underlyings:	With respect to each Underlying, 1,560, which is 65% of the hypothetical Initial Level
Contingent Coupons:

8.30% per annum (corresponding to $20.75 per quarter per security)

A Contingent Coupon is paid on each Contingent Coupon Payment Date but only if the closing level of each Underlying is at or above its respective Coupon Barrier Level on every trading day during the related Observation Period.

Early Redemption:	The securities may be redeemed at our discretion on any quarterly Early Redemption Date prior to the Maturity Date for an Early Redemption Payment equal to the Principal Amount plus the Contingent Coupon, if any, otherwise due with respect to the related Observation Period.
Redemption Amount (if the securities have not been redeemed early at our option):

If the Final Level of the Worst Performing Underlying is greater than or equal to its Knock-In Level: the Principal Amount and, if the closing level of each Underlying on every trading day during the Observation Period ending on the Valuation Date is greater than or equal to its respective Coupon Barrier Level, the Contingent Coupon with respect to that Observation Period.

If the Final Level of the Worst Performing Underlying is less than its Knock-In Level: (i) the Principal Amount multiplied by (ii) the Underlying Return of the Worst Performing Underlying.

Principal Amount:	$1,000

In Example 1, we redeem the securities at our option on one of the Early Redemption Dates, and no further payments are made on the securities after they have been redeemed. In Examples 2, 3, and 4, the securities are not redeemed prior to, and remain outstanding until, maturity.

Example 1 — We redeem the securities on September 6, 2017, which is the first quarterly Early Redemption Date. The closing level of each Underlying is greater than or equal to its respective Coupon Barrier Level on every trading day during the Observation Period immediately preceding the Early Redemption. Therefore, you would receive the Early Redemption Payment calculated as $1,000 + $20.75 = $1,020.75.

The total payment over the three-month term of the securities is $1,020.75.

Example 2 — The securities are not redeemed prior to maturity. The closing level of each Underlying is at or above its respective Coupon Barrier Level on every trading day during all eight quarterly Observation Periods including the Observation Period ending on the Valuation Date, and the Final Level of the Worst Performing Underlying is above its Initial Level. Therefore, you would receive (i) the Contingent Coupons with respect to the seven Observation Periods prior to (and excluding) the Observation Period ending on the Valuation Date, totaling $20.75 × 7 = $145.25 and (ii) the Redemption Amount calculated as $1,000 + $20.75 = $1,020.75.

The total payment over the two year term of the securities is $145.25 + $1,020.75 = $1,166.

This example illustrates the scenario where you receive a Contingent Coupon on every Contingent Coupon Payment Date throughout the term of the securities and receive your principal back at maturity, resulting in a 8.30% per annum interest rate over the two year term of the securities. Despite the fact that the Final Level of the Worst Performing Underlying is greater than its Initial Level, you will not participate in any appreciation of any Underlying. This is therefore the maximum amount payable over the two year term of the securities (including all potential Contingent Coupons). To the extent that coupons are not paid on

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Principal at Risk Securities

every Contingent Coupon Payment Date, the effective interest rate on the securities will be less than 8.30% per annum and could be zero. In addition, we will be more likely to redeem the securities prior to maturity when the closing level of each Underlying is at or above its respective Coupon Barrier Level. If the securities are redeemed prior to maturity, you will receive no more Contingent Coupons, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

Example 3 — The securities are not redeemed prior to maturity. The closing level of each Underlying is at or above its respective Coupon Barrier Level on every trading day during four out of the seven quarterly Observation Periods prior to the Observation Period ending on the Valuation Date. The Final Level of the Worst Performing Underlying is 1,900, which is above its Knock-In Level, and the closing level of each Underlying is at or above its respective Coupon Barrier Level on every trading day during the Observation Period ending on the Valuation Date. In this scenario, you receive a Redemption Amount equal to the Principal Amount and the Contingent Coupon with respect to the Observation Period ending on the Valuation Date. Therefore, you would receive (i) the Contingent Coupons with respect to four Observation Periods preceding the final Observation Period, totaling $20.75 × 4 = $83, but not for the other three Observation Periods preceding the final Observation Period, and (ii) the Redemption Amount of $1,000 + $20.75 = $1,020.75.

The total payment over the two year term of the securities is $83 + $1,020.75 = $1,103.75.

Example 4 — The securities are not redeemed prior to maturity. The closing levels of one or more Underlyings are below their respective Coupon Barrier Levels on at least one trading day during each of the quarterly Observation Periods, and the Final Level of the Worst Performing Underlying is 960, which is below its Knock-In Level. Therefore, you would receive no Contingent Coupons, and the Redemption Amount would be calculated as $1,000 × 960 / 2,400 = $400.00.

The total payment over the two year term of the securities is $0 + $400.00 = $400.00.

If we do not redeem the securities prior to maturity and the Final Level of the Worst Performing Underlying is less than its Knock-In Level, you will lose a significant portion or all of your investment in the securities.

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Principal at Risk Securities

Selected Risk Considerations

This section describes the most significant risks relating to the securities. For a complete list of risk factors, please see the accompanying underlying supplement, product supplement, prospectus and prospectus supplement. Investors should consult their financial and legal advisers as to the risks entailed by an investment in the securities and the suitability of the securities in light of their particular circumstances.

▪	The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest or the return of any of the principal amount at maturity. Instead, if the securities have not been redeemed prior to maturity and the Final Level of the Worst Performing Underlying is less than its Knock-In Level, you will be fully exposed to the decline in the Worst Performing Underlying over the term of the securities, and you will receive for each security that you hold at maturity an amount of cash that is significantly less than the Principal Amount, in proportion to the decline in the Worst Performing Underlying from its Initial Level to its Final Level. Under this scenario, the value of any such payment will be less than 65% of the Principal Amount and could be zero. You may lose up to your entire initial investment in the securities. Any payment on the securities is subject to our ability to pay our obligations as they become due.

▪	Regardless of the amount of any payment you receive on the securities, your actual yield may be different in real value terms. Inflation may cause the real value of any payment you receive on the securities to be less at maturity than it is at the time you invest. An investment in the securities also represents a forgone opportunity to invest in an alternative asset that generates a higher real return. You should carefully consider whether an investment that may result in a return that is lower than the return on alternative investments is appropriate for you.

▪	The securities do not provide regular fixed interest payments. Unlike conventional debt securities, the securities do not provide for regular fixed interest payments. You will receive a Contingent Coupon with respect to an Observation Period only if the closing level of each Underlying on every trading day during such Observation Period is greater than or equal to its respective Coupon Barrier Level. If the closing level of any Underlying is less than its respective Coupon Barrier Level on at least one trading day during each Observation Period, you will not receive any Contingent Coupons. Thus, the securities are not a suitable investment for investors who require regular fixed income payments, since the number of Contingent Coupons is variable and may be zero.

In addition, if rates generally increase over the term of the securities, it is more likely that the Contingent Coupon, if any, could be less than the yield one might receive based on market rates at that time. This would have the further effect of decreasing the value of your securities both nominally in terms of below-market coupons and in real value terms. Furthermore, it is possible that you will not receive some or all of the Contingent Coupons over the term of the securities, and still lose your principal amount. Even if you do receive some or all of your principal amount at maturity, you will not be compensated for the time value of money. These securities are not short-term investments, so you should carefully consider these risks before investing.

▪	More favorable terms to you are generally associated with an Underlying with greater expected volatility and therefore can indicate a greater risk of loss. “Volatility” refers to the frequency and magnitude of changes in the level of an Underlying. The greater the expected volatility with respect to an Underlying on the Trade Date, the higher the expectation as of the Trade Date that the level of such Underlying could be less than (i) its Coupon Barrier Level on any trading day during an Observation Period or (ii) its Knock-In Level on the Valuation Date, indicating a higher expected risk of loss on the securities. This greater expected risk will generally be reflected in a higher Contingent Coupon than the yield payable on our conventional debt securities with a similar maturity, or in more favorable terms (such as lower Coupon Barrier Levels or Knock-In Levels) than for similar securities linked to the performance of an Underlying with a lower expected volatility as of the Trade Date. You should therefore understand that a relatively higher Contingent Coupon may indicate an increased risk of loss. Further, relatively lower Coupon Barrier Levels or Knock-In Levels may not necessarily indicate that you will receive a contingent coupon on any Contingent Coupon Payment Date or that the securities have a greater likelihood of a return of principal at maturity. The volatility of any Underlying can change significantly over the term of the securities. The levels of the Underlyings for your securities could fall sharply, which could result in a significant loss of principal. You should be willing to accept the downside market risk of the Underlyings and the potential to lose a significant amount of your principal at maturity.

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Principal at Risk Securities

▪	The securities are subject to our redemption right. The term of the securities, and thus your opportunity to earn a potentially above-market coupon if each Underlying is greater than or equal to its respective Coupon Barrier Level during the quarterly Observation Periods, may be limited by our right to redeem the securities at our option on any quarterly Early Redemption Date prior to the Maturity Date, beginning September 6, 2017. The term of your investment in the securities may be limited to as short as three months. It is more likely that we will redeem the securities when it would be advantageous for you to continue to hold the securities. As such, we will be more likely to redeem the securities when the closing level of any Underlying is at or above its respective Coupon Barrier Level, which could result in an amount of interest payable on the securities that is greater than instruments of a comparable maturity and credit rating trading in the market. In other words, we will be more likely to redeem the securities when the securities are paying an above-market coupon. If the securities are redeemed prior to maturity, you will receive no more Contingent Coupons and may not be able to reinvest at comparable terms or returns.

On the other hand, we will be less likely to exercise our redemption right when the closing level of any Underlying is below its respective Coupon Barrier Level and/or when the Final Level of the Worst Performing Underlying is expected to be below its Knock-In Level, such that you will receive no Contingent Coupons and/or that you will suffer a significant loss on your initial investment in the securities at maturity. Therefore, if we do not exercise our redemption right, it is more likely that you will receive few or no Contingent Coupons and suffer a significant loss at maturity.

▪	Investors will not participate in any appreciation in the level of any of the Underlyings. Investors will not participate in any appreciation in the level of any of the Underlyings from their respective Initial Levels, and the return on the securities will be limited to the Contingent Coupons, if any, that are paid with respect to each Observation Period until the securities are redeemed at our option or reach maturity. It is possible that the closing levels of one or more Underlyings could be below their respective Coupon Barrier Levels on at least one trading day during most or all of the Observation Periods so that you will receive few or no Contingent Coupons. If you do not earn sufficient Contingent Coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.

▪	At maturity or upon Early Redemption, the securities will not pay more than the Principal Amount, plus the final Contingent Coupon, if any. At maturity or upon Early Redemption, the securities will not pay more than the principal amount, plus the final Contingent Coupon, if any, regardless of the performance of any Underlying. Even if the Final Level of the each Underlying is greater than its respective Initial Level, you will not participate in the appreciation of any Underlying. The maximum amount payable with respect to the securities (excluding any contingent coupons) is $1,000 for each $1,000 principal amount of the securities.

▪	You will be subject to risks relating to the relationship between the Underlyings. Your return on the securities is not linked to a basket consisting of the Underlyings. Rather, the securities are linked to the individual performance of each Underlying. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to all of the Underlyings. As such, the securities will perform poorly if only one of the Underlyings performs poorly. Each additional Underlying to which the securities are linked increases the risk that the securities will perform poorly and you are exposed to the price risk of each Underlying. By investing in the securities, you assume the risk that (i) the Final Level of at least one of the Underlyings will be less than its Knock-In Level and (ii) the closing level of at least one of the Underlyings is less than its respective Coupon Barrier Level on at least one trading day during one or more Observation Periods, regardless of the performance of any other Underlying. These risks are greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one Underlying. Accordingly, with three Underlyings, it is more likely that you will not receive any Contingent Coupons and that you will suffer a significant loss on your investment.

It is impossible to predict the relationship between the Underlyings. If the performances of the Underlyings exhibit no relationship to each other, it is more likely that one of the Underlyings will cause the securities to perform poorly. However, if the performances of the equity securities included in each Underlying are related such that the performances of the Underlyings are correlated, then there is less likelihood that only one Underlying will cause the securities to perform poorly. Furthermore, to the extent that each Underlying represents a different market segment or market sector, the risk of one Underlying performing poorly is greater. As a result, you are not only taking market risk on each Underlying, you are also taking a risk relating to the relationship among the Underlyings.

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Principal at Risk Securities

▪	The securities are linked to the Russell 2000® Index and are subject to the risks associated with small capitalization companies. The Russell 2000® Index is composed of equity securities issued by companies with relatively small market capitalization. These equity securities often have greater stock price volatility, lower trading volume and less liquidity than the equity securities of large-capitalization companies, and are more vulnerable to adverse business and economic developments than those of large-capitalization companies. In addition, small-capitalization companies are typically less established and less stable financially than large-capitalization companies. These companies may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products. Therefore, the Russell 2000® Index may be more volatile than it would be if it were composed of equity securities issued by large-capitalization companies.

▪	The closing level of the EURO STOXX 50® Index will not be adjusted for changes in exchange rates relative to the U.S. Dollar even though the equity securities included in the EURO STOXX 50® Index are traded in a foreign currency and the securities are denominated in U.S. Dollars. The value of your securities will not be adjusted for exchange rate fluctuations between the U.S. Dollar and the currencies in which the equity securities included in the EURO STOXX 50® Index are based. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. Dollar over the term of the securities, you will not receive any additional payment or incur any reduction in your return, if any, at maturity.

▪	Risks associated with investments in securities linked to the performance of foreign equity securities. Some or all of the assets included in the EURO STOXX 50® Index are issued by or linked to the value of foreign companies and trade in foreign securities markets. Investments in the securities therefore involve risks associated with the securities markets in those countries, including risks of volatility in those markets, government intervention in those markets and cross shareholdings in companies in certain countries. Also, foreign companies are generally subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies. The equity securities included in the EURO STOXX 50® Index may be more volatile than domestic equity securities and may be subject to different political, market, economic, exchange rate, regulatory and other risks, including changes in foreign governments, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economies of foreign countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. These factors may adversely affect the values of the equity securities included in the EURO STOXX 50® Index, and therefore the performance of the EURO STOXX 50® Index and the value of the securities.

▪	Investors will not participate in any appreciation in the level of any of the Underlyings. Investors will not participate in any appreciation in the level of each Underlying from its Initial Level, and the return on the securities will be limited to the Contingent Coupons that may be paid with respect to each Observation Period until the securities are redeemed or reach maturity. It is possible that the closing levels of one or more Underlyings could be below their respective Coupon Barrier Levels on at least one trading day during most or all of the Observation Periods so that you will receive few or no Contingent Coupons. If you do not earn sufficient Contingent Coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.

▪	The securities are subject to the credit risk of Credit Suisse. Investors are dependent on our ability to pay all amounts due on the securities and, therefore, if we were to default on our obligations, you may not receive any amounts owed to you under the securities. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the value of the securities prior to maturity.

▪	The estimated value of the securities on the Trade Date is less than the Price to Public. The initial estimated value of your securities on the Trade Date (as determined by reference to our pricing models and our internal funding rate) is less than the original Price to Public. The Price to Public of the securities includes the agent’s discounts or commissions as well as transaction costs such as expenses incurred to create, document and market the securities and the cost of hedging our risks as issuer of the securities through one or more of our affiliates (which includes a projected profit). These costs will be effectively borne by you as an investor in the securities. These amounts will be retained by Credit Suisse or our affiliates in connection with our structuring and offering of the securities (except to the extent discounts or commissions are reallowed to

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Principal at Risk Securities

other broker-dealers or any costs are paid to third parties).

On the Trade Date, we value the components of the securities in accordance with our pricing models. These include a fixed income component valued using our internal funding rate, and individual option components valued using mid-market pricing. As such, the payout on the securities can be replicated using a combination of these components and the value of these components, as determined by us using our pricing models, will impact the terms of the securities at issuance. Our option valuation models are proprietary. Our pricing models take into account factors such as interest rates, volatility and time to maturity of the securities, and they rely in part on certain assumptions about future events, which may prove to be incorrect.

Because Credit Suisse’s pricing models may differ from other issuers’ valuation models, and because funding rates taken into account by other issuers may vary materially from the rates used by Credit Suisse (even among issuers with similar creditworthiness), our estimated value at any time may not be comparable to estimated values of similar securities of other issuers.

▪	Effect of interest rate in structuring the securities. The internal funding rate we use in structuring notes such as these securities is typically lower than the interest rate that is reflected in the yield on our conventional debt securities of similar maturity in the secondary market (our “secondary market credit spreads”). If on the Trade Date our internal funding rate is lower than our secondary market credit spreads, we expect that the economic terms of the securities will generally be less favorable to you than they would have been if our secondary market credit spread had been used in structuring the securities. We will also use our internal funding rate to determine the price of the securities if we post a bid to repurchase your securities in secondary market transactions. See “—Secondary Market Prices” below.

▪	Secondary market prices. If Credit Suisse (or an affiliate) bids for your securities in secondary market transactions, which we are not obligated to do, the secondary market price (and the value used for account statements or otherwise) may be higher or lower than the Price to Public and the estimated value of the securities on the Trade Date. The estimated value of the securities on the cover of this pricing supplement does not represent a minimum price at which we would be willing to buy the securities in the secondary market (if any exists) at any time. The secondary market price of your securities at any time cannot be predicted and will reflect the then-current estimated value determined by reference to our pricing models and other factors. These other factors include our internal funding rate, customary bid and ask spreads and other transaction costs, changes in market conditions and any deterioration or improvement in our creditworthiness. In circumstances where our internal funding rate is lower than our secondary market credit spreads, our secondary market bid for your securities could be more favorable than what other dealers might bid because, assuming all else equal, we use the lower internal funding rate to price the securities and other dealers might use the higher secondary market credit spread to price them. Furthermore, assuming no change in market conditions from the Trade Date, the secondary market price of your securities will be lower than the Price to Public because it will not include the agent’s discounts or commissions and hedging and other transaction costs. If you sell your securities to a dealer in a secondary market transaction, the dealer may impose an additional discount or commission, and as a result the price you receive on your securities may be lower than the price at which we may repurchase the securities from such dealer.

We (or an affiliate) may initially post a bid to repurchase the securities from you at a price that will exceed the then-current estimated value of the securities. That higher price reflects our projected profit and costs that were included in the Price to Public, and that higher price may also be initially used for account statements or otherwise. We (or our affiliate) may offer to pay this higher price, for your benefit, but the amount of any excess over the then-current estimated value will be temporary and is expected to decline over a period of approximately three months.

The securities are not designed to be short-term trading instruments and any sale prior to maturity could result in a substantial loss to you. You should be willing and able to hold your securities to maturity.

▪	Credit Suisse is subject to Swiss regulation. As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (FINMA) may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the securities and/or the ability of Credit Suisse to make payments thereunder and you may not receive any amounts owed to you under the securities.

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Principal at Risk Securities

▪	Lack of liquidity. The securities will not be listed on any securities exchange. Credit Suisse (or its affiliates) intends to offer to purchase the securities in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities when you wish to do so. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Credit Suisse (or its affiliates) is willing to buy the securities. If you have to sell your securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

▪	Potential conflicts. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as agent of the issuer for the offering of the securities, hedging our obligations under the securities and determining their estimated value. In performing these duties, the economic interests of us and our affiliates are potentially adverse to your interests as an investor in the securities. For instance, as calculation agent, Credit Suisse International will determine the Initial Level, the Coupon Barrier Level, and the Knock-In Level for each Underlying, whether you receive a Contingent Coupon on each Contingent Coupon Payment Date, whether you receive any previously unpaid Contingent Coupons and the Redemption Amount, if any. Moreover, certain determinations made by Credit Suisse International, in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor underlying or calculation of the closing level in the event of a market disruption event or discontinuance of an Underlying. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. In addition, hedging activities by us or our affiliates on or prior to the Trade Date could potentially increase the Initial Levels of the Underlyings, and therefore, could increase the Coupon Barrier Levels, which are the respective levels at or above which each Underlying must close in order for you to receive a Contingent Coupon, and the Knock-In Levels, which are the respective levels at or above which each Underlying must close so that you are not exposed to the negative performance of the Worst Performing Underlying on the Valuation Date. Further, hedging activities may adversely affect any payment on or the value of the securities. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the securities, which creates an additional incentive to sell the securities to you.

▪	Unpredictable economic and market factors will affect the value of the securities. The payout on the securities can be replicated using a combination of the components described in “The estimated value of the securities on the Trade Date is less than the Price to Public.” Therefore, in addition to the levels of any Underlying, the terms of the securities at issuance and the value of the securities prior to maturity may be influenced by factors that impact the value of fixed income securities and options in general such as:

o	the expected and actual volatility of the Underlyings;

o	the time to maturity of the securities;

o	the dividend rate on the equity securities included in the Underlyings;

o	interest and yield rates in the market generally;

o	investors’ expectations with respect to the rate of inflation;

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the components included in the Underlyings or markets generally and which may affect the level of the Underlyings; and

o	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

▪	No ownership rights relating to the Underlyings. Your return on the securities will not reflect the return you would realize if you actually owned the equity securities that comprise the Underlyings. The return on your investment is not the same as the total return you would receive based on the purchase of the equity securities that comprise the Underlying. For example,

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Principal at Risk Securities

as a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights with respect to the equity securities that comprise the Underlyings.

▪	Adjustments to the Underlyings could adversely affect the value of the securities. The publisher of each Underlying may add, delete or substitute the component stocks of such Underlying or make other methodological changes that could change the value of such Underlying. Any of these actions could adversely affect the value of the securities. The publisher of each Underlying may also discontinue or suspend calculation or publication of such Underlying at any time. In these circumstances, Credit Suisse International, as the calculation agent, will have the sole discretion to substitute a successor underlying that is comparable to the discontinued Underlying. Credit Suisse International could have an economic interest that is different than that of investors in the securities insofar as, for example, Credit Suisse International is permitted to consider Underlyings that are calculated and published by Credit Suisse International or any of its affiliates. If Credit Suisse International determines that there is no appropriate successor underlying, the determination of whether a Contingent Coupon will be payable on the securities on the applicable Contingent Coupon Payment Date, and/or the amount payable at maturity, if any, will be based on the value of such Underlying, based on the closing prices of the stocks constituting such Underlying at the time of such discontinuance, without rebalancing or substitution, computed by Credit Suisse International as calculation agent in accordance with the formula for calculating such Underlying last in effect prior to such discontinuance, as compared to the respective Initial Level, Coupon Barrier Level or Knock-In Level, as applicable (depending also on the performance of the other Underlyings).

▪	The U.S. federal income tax consequences of the securities are not certain. There are no statutory provisions, regulations, published rulings, or judicial decisions addressing the characterization, for U.S. federal income tax purposes, of instruments with terms that are substantially the same as those of the securities. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of the ownership and disposition of the securities, and the tax treatment described under “Material U.S. Federal Income Tax Considerations” is not binding on the IRS or any court. Thus, the U.S. federal income tax consequences of the securities are not certain.

Supplemental Use of Proceeds and Hedging

We intend to use the proceeds of this offering for our general corporate purposes, which may include the refinancing of existing debt outside Switzerland. Some or all of the proceeds we receive from the sale of the securities may be used in connection with hedging our obligations under the securities through one or more of our affiliates. Such hedging or trading activities on or prior to the Trade Date and during the term of the securities (including on any calculation date, as defined in any accompanying product supplement) could adversely affect the value of the Underlyings and, as a result, could decrease the amount you may receive on the securities at maturity. For additional information, see “Supplemental Use of Proceeds and Hedging” in the accompanying product supplement.

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Principal at Risk Securities

S&P 500® Index Historical Performance

The following graph sets forth the daily closing levels of the S&P 500® Index for the period from January 3, 2012 through May 31, 2017. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the S&P 500® Index for each quarter from January 3, 2012 through May 31, 2017. The closing level on May 31, 2017 was 2,411.80. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The historical values of the S&P 500® Index should not be taken as an indication of future performance, and no assurance can be given as to the level of the S&P 500® Index on any trading day.

S&P 500® Index Daily Closing Levels January 3, 2012 to May 31, 2017

* The solid red line in the graph indicates the Coupon Barrier Level and the solid green line indicates the Knock-In Level.

The following graph sets forth the daily closing levels of the S&P 500® Index for the period from January 3, 2012 through May 31, 2017. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the S&P 500® Index for each quarter from January 3, 2012 through May 31, 2017. The closing level on May 31, 2017 was 2,398.42. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The historical values of the S&P 500® Index should not be taken as an indication of future performance, and no assurance can be given as to the level of the S&P 500® Index on any trading day.

S&P 500® Index Daily Closing Levels January 3, 2012 to May 31, 2017

* The solid red line in the graph indicates the Coupon Barrier Level and the solid green line indicates the Knock-In Level.

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Principal at Risk Securities

S&P 500® Index	High	Low	Period End
2012
First Quarter	1,416.51	1,257.60	1,408.47
Second Quarter	1,419.04	1,278.04	1,362.16
Third Quarter	1,465.77	1,334.76	1,440.67
Fourth Quarter	1,461.40	1,353.33	1,426.19
2013
First Quarter	1,569.19	1,457.15	1,569.19
Second Quarter	1,669.16	1,541.61	1,606.28
Third Quarter	1,725.52	1,614.08	1,681.55
Fourth Quarter	1,842.02	1,655.45	1,848.36
2014
First Quarter	1,878.04	1,741.89	1,872.34
Second Quarter	1,962.87	1,815.69	1,960.23
Third Quarter	2,011.36	1,909.57	1,972.29
Fourth Quarter	2,090.57	1,862.49	2,058.90
2015
First Quarter	2,117.39	1,992.67	2,067.89
Second Quarter	2,130.82	2,057.64	2,063.11
Third Quarter	2,128.28	1,867.61	1,920.03
Fourth Quarter	2,109.79	1,923.82	2,043.94
2016
First Quarter	2,063.95	1,829.08	2,059.74
Second Quarter	2,119.12	2,000.54	2,098.86
Third Quarter	2,190.15	2,088.55	2,168.27
Fourth Quarter	2,271.72	2,085.18	2,238.83
2017
First Quarter	2,395.96	2,257.83	2,362.72
Second Quarter (through May 31, 2017)	2,415.82	2,328.95	2,411.80

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Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index
Principal at Risk Securities

Russell 2000® Index Historical Performance

The following graph sets forth the daily closing levels of the Russell 2000® Index for the period from January 3, 2012 through May 31, 2017. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the Russell 2000® Index for each quarter from January 3, 2012 through May 31, 2017. The closing level on May 31, 2017 was 1,370.208. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The historical values of the Russell 2000® Index should not be taken as an indication of future performance, and no assurance can be given as to the level of the Russell 2000® Index on any trading day.

Russell 2000® Index Daily Closing Levels January 3, 2012 to May 31, 2017

* The solid red line in the graph indicates the Coupon Barrier Level and the solid green line indicates the Knock-In Level.

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Principal at Risk Securities

Russell 2000® Index	High	Low	Period End
2012
First Quarter	846.129	747.275	830.301
Second Quarter	840.626	737.241	798.487
Third Quarter	864.697	767.751	837.450
Fourth Quarter	852.495	769.483	849.350
2013
First Quarter	953.068	872.605	951.542
Second Quarter	999.985	901.513	977.475
Third Quarter	1,078.409	989.535	1,073.786
Fourth Quarter	1,163.637	1,043.459	1,163.637
2014
First Quarter	1,208.651	1,093.594	1,173.038
Second Quarter	1,192.964	1,095.986	1,192.964
Third Quarter	1,208.150	1,101.676	1,101.676
Fourth Quarter	1,219.109	1,049.303	1,204.696
2015
First Quarter	1,266.373	1,154.709	1,252.772
Second Quarter	1,295.799	1,215.417	1,253.947
Third Quarter	1,273.328	1,083.907	1,100.688
Fourth Quarter	1,204.159	1,097.552	1,135.889
2016
First Quarter	1,114.028	953.715	1,114.028
Second Quarter	1,188.954	1,089.646	1,151.923
Third Quarter	1,263.438	1,139.453	1,251.646
Fourth Quarter	1,388.073	1,156.885	1,357.130
2017
First Quarter	1,413.635	1,345.598	1,385.920
Second Quarter (through May 31, 2017)	1,419.431	1,345.244	1,370.208

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Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index
Principal at Risk Securities

EURO STOXX 50® Index Historical Performance

The following graph sets forth the daily closing levels of the EURO STOXX 50® Index for the period from January 3, 2012 through May 31, 2017. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the EURO STOXX 50® Index for each quarter from January 3, 2012 through May 31, 2017. The closing level on May 31, 2017 was 3,554.59. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The historical values of the EURO STOXX 50® Index should not be taken as an indication of future performance, and no assurance can be given as to the level of the EURO STOXX 50® Index on any trading day.

EURO STOXX 50® Index Daily Closing Levels January 3, 2012 to May 31, 2017

* The solid red line in the graph indicates the Coupon Barrier Level and the solid green line indicates the Knock-In Level.

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Principal at Risk Securities

EURO STOXX 50® Index	High	Low	Period End
2012
First Quarter	2,608.42	2,286.45	2,477.28
Second Quarter	2,501.18	2,068.66	2,264.72
Third Quarter	2,594.56	2,151.54	2,454.26
Fourth Quarter	2,659.95	2,427.32	2,635.93
2013
First Quarter	2,749.27	2,570.52	2,624.02
Second Quarter	2,835.87	2,511.83	2,602.59
Third Quarter	2,936.20	2,570.76	2,893.15
Fourth Quarter	3,111.37	2,902.12	3,109.00
2014
First Quarter	3,172.43	2,962.49	3,161.60
Second Quarter	3,314.80	3,091.52	3,228.24
Third Quarter	3,289.75	3,006.83	3,225.93
Fourth Quarter	3,277.38	2,874.65	3,146.43
2015
First Quarter	3,731.35	3,007.91	3,697.38
Second Quarter	3,828.78	3,424.30	3,424.30
Third Quarter	3,686.58	3,019.34	3,100.67
Fourth Quarter	3,506.45	3,069.05	3,267.52
2016
First Quarter	3,178.01	2,680.35	3,004.93
Second Quarter	3,151.69	2,697.44	2,864.74
Third Quarter	3,091.66	2,761.37	3,002.24
Fourth Quarter	3,290.52	2,954.53	3,290.52
2017
First Quarter	3,500.93	3,230.68	3,500.93
Second Quarter (through May 31, 2017)	3,658.79	3,409.78	3,554.59

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Principal at Risk Securities

Material U.S. Federal Income Tax Considerations

The following discussion summarizes material U.S. federal income tax consequences of owning and disposing of the securities that may be relevant to holders of the securities that acquire their securities from us as part of the original issuance of the securities. This discussion applies only to holders that hold their securities as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”). Further, this discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your individual circumstances or if you are subject to special rules, such as if you are:

•	a financial institution,

•	a mutual fund,

•	a tax-exempt organization,

•	a grantor trust,

•	certain U.S. expatriates,

•	an insurance company,

•	a dealer or trader in securities or foreign currencies,

•	a person (including traders in securities) using a mark-to-market method of accounting,

•	a person who holds the securities as a hedge or as part of a straddle with another position, constructive sale, conversion transaction or other integrated transaction, or

•	an entity that is treated as a partnership for U.S. federal income tax purposes.

The discussion is based upon the Code, law, regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of the ownership and disposition of the securities, and the following discussion is not binding on the IRS.

You should consult your tax advisor as to the specific tax consequences to you of owning and disposing of the securities, including the application of federal, state, local and foreign income and other tax laws based on your particular facts and circumstances.

Characterization of the Securities

There are no statutory provisions, regulations, published rulings, or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of your securities. Thus, the characterization of the securities is not certain. Due to the terms of the securities and the uncertainty of the tax law with respect to the characterization of the securities, our special tax counsel, Orrick, Herrington & Sutcliffe LLP, believes that it is reasonable to treat the securities, for U.S. federal income tax purposes, as prepaid financial contracts with respect to the Underlyings that are eligible for open transaction treatment in part, but is unable to opine that this characterization is more likely than not to be upheld. In the absence of an administrative or judicial ruling to the contrary, we intend to treat the securities and, by acceptance of the securities, you agree to treat the securities for all tax purposes in accordance with such characterization. The possible alternative characterizations and risks to investors of such characterizations are discussed below. In light of the fact that we agree to treat the securities as prepaid financial contracts, the balance of this discussion assumes that the securities will be so treated.

Alternative Characterizations of the Securities

You should be aware that the characterization of the securities as described above is not certain, nor is it binding on the IRS or the courts. Thus, it is possible that the IRS would seek to characterize your securities in a manner that results in tax consequences to you that are different from those described below. For example, the IRS might characterize a security as a notional principal contract (an “NPC”). In general, payments on an NPC are accrued ratably (as ordinary

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Principal at Risk Securities

income or deduction, as the case may be) over the period to which they relate regardless of an investor’s usual method of tax accounting. Payments made to terminate an NPC (other than perhaps a final scheduled payment) are capital in nature. Deductions for NPC payments may be limited in certain cases. Certain payments under an NPC may be treated as U.S. source income. The securities are not, and we do not expect that the securities will be, listed on a securities exchange. In the event the securities are listed on a securities exchange and the IRS seeks to characterize your securities as options, the securities would be characterized as Code section 1256 contracts. In such case, the securities would be marked-to-market at the end of the year and 40% of any gain or loss would be treated as short-term capital gain or loss, and the remaining 60% of any gain or loss would be treated as long-term capital gain or loss. It is also possible that the IRS would assert that the securities are debt instruments, which may result in adverse tax consequences. You should consult your tax advisor regarding the possible tax consequences of characterization of the securities as debt instruments. We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the securities for U.S. federal income tax or other tax purposes.

You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your securities for U.S. federal income tax purposes.

U.S. Holders

For purposes of this discussion, the term “U.S. Holder,” for U.S. federal income tax purposes, means a beneficial owner of securities that is (1) a citizen or resident of the United States, (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes. If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds securities, the U.S. federal income tax treatment of such partnership and a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership, or a partner of a partnership, holding securities, you should consult your tax advisor regarding the tax consequences to you from the partnership’s purchase, ownership and disposition of the securities.

In accordance with the agreed-upon tax treatment described above, a U.S. Holder will treat any coupon payment received in respect of a security as ordinary income includible in such U.S. Holder’s income in accordance with the U.S. Holder’s method of accounting. If the security provides for the payment of the redemption amount in cash based on the return of the underlying, upon receipt of the redemption amount of the security from us, a U.S. Holder will recognize gain or loss equal to the difference between the amount of cash received from us and the U.S. Holder’s tax basis in the security at that time. Such gain or loss will be long-term capital gain or loss in the case of a U.S. Holder that has held the security for more than one year at maturity and short-term capital gain or loss otherwise. If the security provides for the payment of the redemption amount in physical shares or units of the underlying, the U.S. Holder should not recognize any gain or loss with respect to the security (other than with respect to cash received in lieu of fractional shares or units, as described below). A U.S. Holder should have a tax basis in all physical shares or units received (including for this purpose any fractional shares or units) equal to its tax basis in the security. A U.S. Holder’s holding period for any physical shares or units received should start on the day after the delivery of the physical shares or units. A U.S. Holder should generally recognize short-term capital gain or loss with respect to cash received in lieu of fractional shares or units in an amount equal to the difference between the amount of such cash received and the U.S. Holder’s basis in the fractional shares or units, which should be equal to the U.S. Holder’s basis in all of the physical shares or units (including the fractional shares or units), multiplied by a fraction, the numerator of which is the fractional shares or units and the denominator of which is all of the physical shares or units (including fractional shares or units).

Upon the sale or other taxable disposition of a security, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and the U.S. Holder’s tax basis in the security. Such gain or loss will be long-term capital gain or loss in the case of a U.S. Holder that has held the security for more than one year at the time of disposition and short-term capital gain or loss otherwise. It is possible that a portion of the amount realized from the sale or taxable disposition of the securities prior to the payment date attributable to an

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Principal at Risk Securities

expected coupon could be treated as ordinary income. You should consult your tax advisor regarding this possibility and the consequences of such treatment to you.

Medicare Tax

Certain U.S. Holders that are individuals, estates, and trusts must pay a 3.8% tax (the “Medicare Tax”) on the lesser of the U.S. Holder’s (1) “net investment income” or “undistributed net investment income” in the case of an estate or trust and (2) the excess of modified adjusted gross income over a certain specified threshold for the taxable year. “Net investment income” generally includes income from interest, dividends, and net gains from the disposition of property (such as the securities) unless such income or net gains are derived in the ordinary course of a trade or business (other than a trade or business that is a passive activity with respect to the taxpayer or a trade or business of trading in financial instruments or commodities). Net investment income may be reduced by allowable deductions properly allocable to such gross income or net gain. Any interest earned or deemed earned on the securities and any gain on sale or other taxable disposition of the securities will be subject to the Medicare Tax. If you are an individual, estate, or trust, you should consult with your tax advisor regarding application of the Medicare Tax to your income and gains in respect of your investment in the securities.

Securities Held Through Foreign Entities

Under certain provisions of the “Hiring Incentives to Restore Employment Act,” generally referred to as “FATCA,” and regulations thereunder, a 30% withholding tax is imposed on “withholdable payments” and certain “passthru payments” made to “foreign financial institutions” (as defined in the regulations or an applicable intergovernmental agreement) (and their more than 50% affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account at the institution (or the institution’s affiliates) and to annually report certain information about such account. The term “withholdable payments” generally includes (1) payments of fixed or determinable annual or periodical gains, profits, and income (“FDAP”), in each case, from sources within the United States, and (2) gross proceeds from the sale of any property of a type which can produce interest or dividends from sources within the United States. “Passthru payments” means any withholdable payment and any foreign passthru payment. To avoid becoming subject to the 30% withholding tax on payments to it, a financial institution may be required to report information to the IRS regarding the holders of the securities. In the case of holders who (i) fail to provide the relevant information, (ii) are foreign financial institutions who have not agreed to comply with these information reporting requirements, or (iii) hold the securities directly or indirectly through such non-compliant foreign financial institutions, a payor may be required to withhold on a portion of payments under the securities. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. If payments on the securities are determined to be from sources within the United States, such payments will be treated as withholdable payments for these purposes.

Withholding under FATCA will apply to all withholdable payments and certain passthru payments without regard to whether the beneficial owner of the payment is a U.S. person, or would otherwise be entitled to an exemption from the imposition of withholding tax pursuant to an applicable tax treaty with the United States or pursuant to U.S. domestic law. Unless a foreign financial institution is the beneficial owner of a payment, it will be subject to refund or credit in accordance with the same procedures and limitations applicable to other taxes withheld on FDAP payments provided that the beneficial owner of the payment furnishes such information as the IRS determines is necessary to determine whether such beneficial owner is a U.S.-owned foreign entity and the identity of any substantial U.S. owners of such entity. If such withholding applies, we will not be required to pay any additional amounts with respect to amounts withheld.

Subject to the exceptions described below, FATCA’s withholding regime generally will apply to (i) withholdable payments (other than gross proceeds of the type described above and certain payments made with respect to a “preexisting obligation,” as defined in the regulations), (ii) payments of gross proceeds of the type described above with respect to a sale or disposition occurring after December 31, 2018, and (iii) foreign passthru payments made after the later of December 31, 2018, or the date that final regulations defining the term “foreign passthru payment” are published. Notwithstanding the foregoing, the provisions of FATCA discussed above generally will not apply to (a) with respect to foreign passthru payments, any obligation (other than an instrument that is treated as equity for U.S. tax purposes or that

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Principal at Risk Securities

lacks a stated expiration or term) that is issued on or prior to the date that is six months after the date on which final regulations defining foreign passthru payments are published (a “grandfathered obligation”), (b) any obligation that produces withholdable payments solely because the obligation is treated as giving rise to a dividend equivalent pursuant to Code section 871(m) and the regulations thereunder that is outstanding at any point prior to six months after the date on which obligations of its type are first treated as giving rise to dividend equivalents, and (c) any agreement requiring a secured party to make payments with respect to collateral securing one or more grandfathered obligations (even if the collateral is not itself a grandfathered obligation). Thus, if you hold your securities through a foreign financial institution or foreign entity, a portion of any of your payments may be subject to 30% withholding.

Information Reporting Regarding Specified Foreign Financial Assets

The Code and regulations thereunder generally require individual U.S. Holders (“specified individuals”) and “specified domestic entities” with an interest in any “specified foreign financial asset” to file an annual report on IRS Form 8938 with information relating to the asset, including the maximum value thereof, for any taxable year in which the aggregate value of all such assets exceeds $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year. Certain individuals are permitted to have an interest in a higher aggregate value of such assets before being required to file a report. Specified foreign financial assets include, with some limited exceptions, any financial account maintained at a foreign financial institution and any debt or equity interest in a foreign financial institution, including a financial institution organized under the laws of a U.S. possession, and any of the following that are held for investment and not held in an account maintained by a financial institution: (1) any stock or security issued by a person other than a U.S. person (including a person organized in a U.S. possession), (2) any financial instrument or contract that has an issuer or counterparty that is other than a U.S. person (including a person organized in a U.S. possession), and (3) any interest in a foreign entity. Additionally, the regulations provide that specified foreign financial assets include certain retirement and pension accounts and non-retirement savings accounts.

Pursuant to the regulations and subject to certain exceptions, “specified domestic entities” are domestic corporations, domestic partnerships, or certain trusts that are formed or used for the purposes of holding, directly or indirectly, specified foreign financial assets. Generally, specified domestic entities are certain corporations and partnerships, which are closely held by a specified individual and that meet passive income or passive asset tests, and, with certain exceptions, domestic trusts that have one or more specified individuals or specified domestic entities as a current beneficiary.

Depending on the aggregate value of your investment in specified foreign financial assets, you may be obligated to file an IRS Form 8938 under this provision if you are an individual U.S. Holder or a specified domestic entity. Penalties apply to any failure to file IRS Form 8938. In the event a U.S. Holder (either a specified individual or specified domestic entity) does not file such form, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. Holder for the related tax year may not close before the date which is three years after the date such information is filed. You should consult your tax advisor as to the possible application to you of this information reporting requirement and the related statute of limitations tolling provision.

Non-U.S. Holders Generally

The U.S. federal income tax treatment of the coupon payments is unclear. Except as provided under “Securities Held Through Foreign Entities” and “Substitute Dividend and Dividend Equivalent Payments,” we currently do not intend to withhold any tax on any coupon payments made to a holder of the securities that is not a U.S. Holder (a “Non-U.S. Holder”) and that has no connection with the United States other than holding its securities, provided that such Non-U.S. Holder complies with applicable certification requirements. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that we or another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding.

Except as provided under “Securities Held Through Foreign Entities” and “Substitute Dividend and Dividend Equivalent Payments,” payment of the redemption amount by us in respect to the securities (except to the extent of the coupons) to a Non-U.S. Holder that has no connection with the United States other than holding its securities will not be subject to U.S.

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Principal at Risk Securities

withholding tax, provided that such Non-U.S. Holder complies with applicable certification requirements. Any gain realized upon the sale or other disposition of the securities by a Non-U.S. Holder generally will not be subject to U.S. federal income tax unless (1) such gain is effectively connected with a U.S. trade or business of such Non-U.S. Holder or (2) in the case of an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met. Any effectively connected gains described in clause (1) above realized by a Non-U.S. Holder that is, or is taxable as, a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Non-U.S. Holders that are subject to U.S. federal income taxation on a net income basis with respect to their investment in the securities should refer to the discussion above relating to U.S. Holders.

Substitute Dividend and Dividend Equivalent Payments

The Code and regulations thereunder treat a “dividend equivalent” payment as a dividend from sources within the United States. Unless reduced by an applicable tax treaty with the United States, such payments generally will be subject to U.S. withholding tax at a rate of 30%. A “dividend equivalent” payment is defined under the Code as (i) a substitute dividend payment made pursuant to a securities lending or a sale-repurchase transaction that (directly or indirectly) is contingent upon, or determined by reference to, the payment of a dividend from sources within the United States, (ii) a payment made pursuant to a specified notional principal contract (a “specified NPC”) that (directly or indirectly) is contingent upon, or determined by reference to, the payment of a dividend from sources within the United States, and (iii) any other payment determined by the IRS to be substantially similar to a payment described in the preceding clauses (i) and (ii).

Final regulations provide that a dividend equivalent is any payment that references the payment of (i) a dividend from an underlying security pursuant to a securities lending or sale-repurchase transaction, (ii) a dividend from an underlying security pursuant to a specified NPC, (iii) a dividend from an underlying security pursuant to a specified equity-linked instrument (a “specified ELI”), and (iv) any other substantially similar payment. The regulations provide that a payment includes a dividend equivalent payment whether there is an explicit or implicit reference to a dividend with respect to the underlying security. An underlying security is any interest in an entity if a payment with respect to that interest could give rise to a U.S. source dividend pursuant to Treasury regulation section 1.861-3. An NPC is a notional principal contract as defined in Treasury regulation section 1.446-3(c). An equity-linked instrument (“ELI”) is a financial instrument (other than a securities lending or sale-repurchase transaction or an NPC) that references the value of one or more underlying securities, including a futures contract, forward contract, option, debt instrument, or other contractual arrangement. A “section 871(m) transaction” is any securities lending or sale-repurchase transaction, specified NPC, or specified ELI.

For payments made before January 1, 2017, the regulations provide that a specified NPC is any notional principal contract if (a) in connection with entering into the contract, any long party to the contract transfers the underlying security to any short party to the contract, (b) in connection with the termination of the contract, any short party to the contract transfers the underlying security to any long party to the contract, (c) the underlying security is not readily tradable on an established securities market, or (d) in connection with entering into the contract, the underlying security is posted as collateral by any short party to the contract with any long party to the contract. An NPC that is treated as a specified NPC pursuant to the preceding rule will remain a specified NPC on or after January 1, 2017.

Pursuant to Notice 2016-76, for any payment made on or after January 1, 2017 with respect to any transaction issued on or after January 1, 2017, any NPC or ELI that has a delta of one with respect to an underlying security when the NPC or ELI is issued is a specified NPC or specified ELI, respectively. For any payment made on or after January 1, 2018 with respect to any transaction issued on or after January 1, 2018, (a) a “simple” NPC or “simple” ELI that has a delta of 0.8 or greater with respect to an underlying security when the NPC or ELI is issued is a specified NPC or specified ELI, respectively, and (b) a “complex” NPC or “complex” ELI that meets a substantial equivalence test with respect to an underlying security at the time of issuance is a specified NPC or specified ELI, respectively.

Certain events could cause previously issued securities to be deemed to be issued as new securities for purposes of the effective dates provided in Notice 2016-76. For example, it is possible that the IRS could assert that a reconstitution or rebalancing of the underlying is a significant modification of the securities due to an exercise of discretion with respect to

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Principal at Risk Securities

such reconstitution or rebalancing and, therefore, a deemed issuance of the securities upon the occurrence of such event. It is also possible that U.S. withholding tax could apply to the securities under these rules if a Non-U.S. Holder enters, or has entered, into certain other transactions in respect of the underlying equity or the securities. A Non-U.S. Holder that enters, or has entered, into other transactions in respect of the underlying or the securities should consult its own tax advisor regarding the application of Code section 871(m) to its securities in the context of its other transactions.

Withholding on payments will be based on actual dividends or, if stated in writing on the issue date of the securities, on estimated dividends used in pricing the security. If an adjustment is made for the actual dividends, then the true-up payment (in addition to the estimated dividend) is added to the per-share dividend amount. If a transaction is a section 871(m) transaction, information regarding the amount of each dividend equivalent, the delta of the potential 871(m) transaction, the amount of any tax withheld and deposited, the estimated dividend amount and any other information necessary to apply the regulations will be provided, communicated, or made available to Non-U.S. Holders in a manner permitted by the applicable regulations.

In accordance with Notice 2016-76, U.S. tax will be withheld on any portion of a payment or deemed payment (including, if appropriate, the payment of the purchase price) that is a dividend equivalent with respect to any security issued (or deemed issued) on or after January 1, 2017 and prior to January 1, 2018 that has a delta of one unless reduced by an applicable tax treaty and a properly executed IRS Form W-8 (or other qualifying documentation) is provided. Based on the terms of the securities and representations provided by us as of the applicable pricing date, our counsel is of the opinion that a security (exclusive of any other transactions that may be combined with the security as discussed herein) should not be a “delta-one transaction” within the meaning of Notice 2016-76. If withholding applies, we will not be required to pay any additional amounts with respect to amounts withheld. These final and temporary regulations are extremely complex. Non-U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences to them of these final and temporary regulations and whether payments or deemed payments on the securities constitute dividend equivalent payments.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders

A security may be subject to U.S. federal estate tax if an individual Non-U.S. Holder holds the security at the time of his or her death. The gross estate of a Non-U.S. Holder domiciled outside the United States includes only property situated in the United States. Individual Non-U.S. Holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the securities at death.

Potential Changes to the Tax Rules for Financial Instruments

Members of Congress have from time to time proposed legislation relating to financial instruments, including legislation that would require holders to annually mark to market affected financial instruments (potentially including the securities). These or other potential changes in law could adversely affect the tax treatment of the securities and may be applied with retroactive effect. You are urged to consult your tax advisor regarding how any such potential changes in law could affect you.

In Notice 2008-2, the IRS and the Treasury Department stated they are considering issuing new regulations or other guidance on whether holders of an instrument such as the securities should be required to accrue income during the term of the instrument. The IRS and Treasury Department also requested taxpayer comments on (1) the appropriate method for accruing income or expense (e.g., a mark-to-market methodology or a method resembling the noncontingent bond method), (2) whether income and gain on such an instrument should be ordinary or capital, and (3) whether foreign holders should be subject to withholding tax on any deemed income accrual. Additionally, unofficial statements made by IRS officials have indicated that they will soon be addressing the treatment of prepaid forward contracts in proposed regulations.

Accordingly, it is possible that regulations or other guidance may be issued that require holders of the securities to recognize income in respect of the securities prior to receipt of any payments thereunder or sale thereof.  Any regulations or other guidance that may be issued could result in income and gain (either at maturity or upon sale) in respect of the securities being treated as ordinary income.  It is also possible that a Non-U.S. Holder of the securities could be subject to

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Principal at Risk Securities

U.S. withholding tax in respect of the securities under such regulations or other guidance. It is not possible to determine whether such regulations or other guidance will apply to your securities (possibly on a retroactive basis).  You are urged to consult your tax advisor regarding Notice 2008-2 and its possible impact on you.

Backup Withholding and Information Reporting

A holder of the securities (whether a U.S. Holder or a Non-U.S. Holder) may be subject to backup withholding with respect to certain amounts paid to such holder unless it provides a correct taxpayer identification number, complies with certain certification procedures establishing that it is not a U.S. Holder or establishes proof of another applicable exemption, and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. You can claim a credit against your U.S. federal income tax liability for amounts withheld under the backup withholding rules, and amounts in excess of your liability are refundable if you provide the required information to the IRS in a timely fashion. A holder of the securities may also be subject to information reporting to the IRS with respect to certain amounts paid to such holder unless it (1) is a Non-U.S. Holder and provides a properly executed IRS Form W-8 (or other qualifying documentation) or (2) otherwise establishes a basis for exemption. If such withholding applies, we will not be required to pay any additional amounts with respect to amounts withheld.

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Principal at Risk Securities

Supplemental Plan of Distribution

Under the terms and subject to the conditions contained in a distribution agreement dated May 7, 2007, as amended, which we refer to as the distribution agreement, we have agreed to sell the securities to CSSU. The distribution agreement provides that CSSU is obligated to purchase all of the securities if any are purchased.

CSSU will offer the securities at the offering price set forth on the cover page of this pricing supplement and will receive underwriting discounts and commissions of $20.00 per $1,000 principal amount of securities. MSSB and its financial advisors will collectively receive from CSSU discounts and commissions of $20.00 for each security they sell, of which $5.00 per $1,000 principal amount of securities reflects a structuring fee. CSSU may re-allow some or all of the discount on the principal amount per security on sales of such securities by other brokers or dealers. If all of the securities are not sold at the initial offering price, CSSU may change the public offering price and other selling terms.

An affiliate of Credit Suisse has paid or may pay in the future a fixed amount to broker dealers in connection with the costs of implementing systems to support these securities.

We expect to deliver the securities against payment for the securities on the Settlement Date indicated herein, which may be a date that is greater than three business days following the Trade Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, if the Settlement Date is more than three business days after the Trade Date, purchasers who wish to transact in the securities more than three business days prior to the Settlement Date will be required to specify alternative settlement arrangements to prevent a failed settlement.

The agent for this offering, CSSU, is our affiliate. In accordance with FINRA Rule 5121, CSSU may not make sales in this offering to any of its discretionary accounts without the prior written approval of the customer. A portion of the net proceeds from the sale of the securities will be used by CSSU or one of its affiliates in connection with hedging our obligations under the securities.

For further information, please refer to “Underwriting (Conflicts of Interest)” in the accompanying product supplement.

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Principal at Risk Securities

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as United States counsel to Credit Suisse, when the securities offered by this pricing supplement have been executed and issued by Credit Suisse and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities will be valid and binding obligations of Credit Suisse, enforceable against Credit Suisse in accordance with their terms, subject to (i) applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, (ii) possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights and (iii) concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities. Insofar as this opinion involves matters governed by Swiss law, Davis Polk & Wardwell LLP has relied, without independent inquiry or investigation, on the opinion of Homburger AG, dated February 14, 2017 and filed by Credit Suisse as an exhibit to a Current Report on Form 6-K on February 14, 2017. The opinion of Davis Polk & Wardwell LLP is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in the opinion of Homburger AG. In addition, the opinion of Davis Polk & Wardwell LLP is subject to customary assumptions about the establishment of the terms of the securities, the trustee’s authorization, execution and delivery of the indenture and its authentication of the securities, and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP dated February 14, 2017, which was filed by Credit Suisse as an exhibit to a Current Report on Form 6-K on February 14, 2017. Davis Polk & Wardwell LLP expresses no opinion as to waivers of objections to venue, the subject matter or personal jurisdiction of a United States federal court or the effectiveness of service of process other than in accordance with applicable law. In addition, such counsel notes that the enforceability in the United States of Section 10.08(c) of the indenture is subject to the limitations set forth in the United States Foreign Sovereign Immunities Act of 1976.

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All Payments on the Securities Subject to the Coupon Barrier and Knock-In Features

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Principal at Risk Securities

Contact

MSSB clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212) 761-4000). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 780-2731.

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